As filed with the  Securities  and  Exchange  Commission  on  December 18, 1996.

                                                          File No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ______________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ______________

                                  VIRAGEN, INC.
               (Exact name of issuer as specified in its charter)

              Delaware                                       59-2101668
   (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                       Identification No.)


         2343 West 76th Street
           Hialeah, Florida                                    33016
 (Address of principal executive offices)                    (Zip Code)
                                 ______________

                              CONSULTING AGREEMENT
                       WITH GIRMON INVESTMENT CO., LIMITED
                                      AND
                     COMMON STOCK PURCHASE OPTION GRANTED TO
                                 KEY EMPLOYEE
                            (Full title of the plans)
                                 ______________

                       Gerald Smith, Chairman of the Board
                              2343 West 76th Street
                             Hialeah, Florida 33016
                          Telephone No.: (305) 557-6000
                     (Name and address of agent for service)

                                    Copy to:

                            James M. Schneider, Esq.
                      Atlas, Pearlman, Trop & Borkson, P.A.
                     200 East Las Olas Boulevard, Suite 1900
                            Fort Lauderdale, FL 33301
                                 (954) 763-1200

                                 ______________

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                        Proposed     Proposed
                                        maximum      maximum
                                        offering     aggregate     Amount of
Title of securities    Amount to be     price per    offering    registration
 to be registered      registered (1)   share        price          fee (1)
================================================================================

Common Stock            250,000
($.01 par value)         shares         $5.53 (1)    $1,382,500 (1)  $419.00

Common Stock            120,000
($.01 par value)         shares         $2.79 (2)    $  334,800 (2)  $101.00
                                                     ----------      -------
                                                     $1,717,300      $520.00
                                                     ==========      =======
================================================================================

(1) Pursuant to Rule 457(c), the maximum offering price was calculated based upon the average of the high and low prices of the Company's Common Stock on the National Association of Securities Dealers Automated Quotation System (SmallCap) on December 16, 1996.

(2) Pursuant to Rule 457(h), the maximum offering price was calculated based on the exercise price of the Option described herein.

                                  VIRAGEN, INC.

         CROSS REFERENCE SHEET REQUIRED BY ITEM 501(b) OF REGULATION S-K



            Form S-8 Item Number
                and Caption                     Caption in Prospectus
            --------------------                ---------------------

 1.   Forepart of Registration State-           Facing Page of Registration
      ment and Outside Front Cover              Statement and Cover Page of
      Page of Prospectus                        Prospectus

 2.   Inside Front and Outside Back             Inside Cover Page of Pro-
      Cover Pages of Prospectus                 spectus and Outside Cover
                                                Page of Prospectus

 3.   Summary Information, Risk Fac-            Not Applicable
      tors and Ratio of Earnings to
      Fixed Charges

 4.   Use of Proceeds                           Not Applicable

 5.   Determination of Offering Price           Not Applicable

 6.   Dilution                                  Not Applicable

 7.   Selling Security Holders                  Not Applicable

 8.   Plan of Distribution                      Cover Page of Prospectus

 9.   Description of Securities to be           Description of Securities;
      Registered                                Consulting  Agreement with
                                                Girmon   Investmen    Co.,
                                                Limited;    Common   Stock
                                                Purchase  Option   Granted
                                                to Key Employee

10.   Interests of Named Experts and            Legal Matters
      Counsel

11.   Material Changes                          Not Applicable

12.   Incorporation of Certain Infor-           Incorporation of Certain
      mation by Reference                       Documents by Reference

13.   Disclosure of Commission Posi-            Indemnification of Direc-
      tion on Indemnification for               tors and Officers; Under-
      Securities Act Liabilities                takings

PROSPECTUS
                                  VIRAGEN, INC.

                         370,000 Shares of Common Stock
                                ($.01 par value)

         Issued Pursuant to the Exercise of Warrants under the Company's
            Consulting Agreement with Girmon Investment Co., Limited and Common Stock Purchase Option Granted to Key Employee

      This Prospectus is part of a Registration Statement which registers an aggregate of 370,000 shares of Common Stock, $.01 par value (such shares being referred to as the "Shares"), of Viragen, Inc. (the "Company" or "Viragen") which have been issued to Girmon Investment Co., Limited ("Girmon") pursuant to the exercise of warrants (the "Warrants") in accordance with a written Consulting Agreement dated October 13, 1995 (the "Consulting Agreement"), providing for the issuance of Warrants to purchase up to 250,000 of such Shares. All of the Warrants have subsequently been exercised. In addition, this Registration Statement also registers an aggregate of 120,000 shares of Common Stock of the Company underlying a Common Stock purchase option granted to Mr. Stephen Sanders, an employee of the Company, pursuant to a written Common Stock purchase option issued August 15, 1996. Such Common Stock purchase option is sometimes hereinafter referred to as the "Option", and the shares of Common Stock underlying the Option is sometimes hereinafter referred to as the "Option Shares." The Consultant and such key employee, in their capacities as selling stockholders, may sometimes hereafter be collectively referred to as the "Selling Security Holders." The Company has been advised by the Selling Security Holders that they may sell all or a portion of the Shares and Option Shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and that such Shares or Option Shares will be sold at market prices prevailing at the time of such sales or at negotiated prices, and the Company will not receive any proceeds from such sales.

      No person has been authorized by the Company to give any information or to make any representation other than as contained in this Prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any distribution of the Shares or Option Shares issuable under the terms of the Consulting Agreement or Option shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.
                                 ______________

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                 ______________

      THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

               The date of this Prospectus is December 18, 1996.

                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, New York, New York 10048. Copies of such material may be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a web site on the internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.

      The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933 with respect to the resale of up to an aggregate of up to 250,000 shares of the Company's Common Stock, issued to a Consultant of the Company following exercise of certain Warrants pursuant to a written Consulting Agreement with Viragen. In addition, the Registration Statement also covers the resale of 120,000 shares of Common Stock to be issued to an employee of the Company under the terms of a written option. This Prospectus, which constitutes part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Act"), omits certain information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed with the Commission are incorporated herein by reference:

(a)    Annual Report of the Company on Form  10-K/A1, as  amended,  for the fiscal year ended June 30, 1996.

(b) The Company's Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 1996.

      (c) The description of the Company's Common Stock contained in a registration statement filed under the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

      (d) All reports and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

      All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act prior to the filing of a Post-Effective Amendment to this Registration Statement on Form S-8 of which this Prospectus is a part which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act in each year during which the offering made by this Prospectus is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K, as amended, covering such year shall not be Incorporated Documents or be incorporated by reference in this Prospectus or be a part hereof from and after the filing of such Annual Report on Form 10-K.

      Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of the Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Viragen, Inc. at the Company's principal executive office, 2343 West 76th Street, Hialeah, Florida 33016, Telephone (305) 557-6000.

                                  THE COMPANY

      Viragen, Inc. was organized in December 1980 to engage in research, development and manufacture of certain immunological products for commercial application, particularly human leukocyte interferon, for antiviral and therapeutic applications and as anticancer agents. Viragen's primary product (the "Product") is a natural human leukocyte alpha interferon ("Natural Interferon"). Natural Interferon is a protein substance that inhibits malignant cell growth without materially interfering with normal cells. Natural Interferon stimulates and modulates the human immune system and, in addition, impedes the growth and propagation of various viruses. The Product is a natural product produced from human white blood cells. Alpha Leukoferon(TM) and Omniferon(TM) are the trade names for Viragen's Product in injectable form. The Company's Product has not been approved by the United States Food and Drug Administration ("FDA") or the European Union ("EU"), and there can be no assurances that approval of the Product will be obtained at any time in the future.

      The Company intends to seek to obtain FDA and EU approvals for various uses of its Omniferon product in the future. Such approval is expected to require several years of clinical trials and substantial additional funding. To date, Viragen has not distributed the Product other than for research and pursuant to its investigatory license from the Florida Department of Health and Rehabilitative Services and until May 1993, Viragen had not actively operated due to insufficient funds. Viragen expects to concentrate its efforts in preparing, filing and processing its applications and obtaining approvals for its Product from the FDA and the EU. The Company has assembled an advisory committee consisting of scientists, medical researchers and clinicians to assist the Company in its applications to the FDA and the EU.

      The Company's majority owned subsidiary, Viragen (Europe) Ltd., acting through its wholly-owned subsidiary Viragen (Scotland) Ltd. ("VSL"), entered into a License and Manufacturing Agreement with The Common Services Agency of Scotland (the "Agency") an agent acting on behalf of the Scottish National Blood Transfusion Service ("SNBTS"). Pursuant to such Licensing and Manufacturing Agreement, SNBTS on behalf of VSL, will assist in the manufacture of VSL's OmniferonTM product for exclusive distribution within the EU and non-exclusively worldwide in return for certain royalties and preferential access to the Product for Scottish Agency patients at preferential prices. The Agency has committed to assist in the manufacture of Omniferon in sufficient scale to accommodate the EU Clinical Trials and, subsequently, for limited commercial sales in amounts to be agreed upon by the parties. The Agency will also work with the Company in conducting studies relevant to Omniferon and cooperate with the Company to enable it to comply with the laws and regulations of the EU in connection with production, clinical trials and distribution of Omniferon.

      In June 1996, the Company entered into a Letter of Intent with the American Red Cross -- Biomedical Services Division. It is the Company's intention to form a strategic alliance with the American Red Cross focusing on joint research projects relating to the development of blood-derived products and processes including the Company's Omniferon product in the United States. The Company is currently negotiating the terms of the agreement establishing the scope of the relationship and respective obligations of the parties.

      Viragen's administrative office and research facilities are located at 2343 West 76th Street, Hialeah, Florida 33016 (Telephone No. (305) 557-6000; Facsimile No. (305) 364-8158).

              CONSULTING AGREEMENT WITH GIRMON INVESTMENT CO., LTD.
                                      AND
              COMMON STOCK PURCHASE OPTION GRANTED TO KEY EMPLOYEE

Consulting Agreement

      On October 13, 1995, the Company entered into a Consulting Agreement with Girmon Investment Co. Ltd., a company incorporated in the Republic of Ireland and acting solely by and through its Chairman of the Board, Mr. Moty Hermon. Pursuant to the Consulting Agreement, the Company agreed to issue to the Consultant, Warrants to purchase up to an aggregate of 250,000 shares of Common Stock of the Company in consideration for consulting services to be provided to the Company over an anticipated 24-month period commencing on October 13, 1995. The Consultant is wholly-owned by Mr. Moty Hermon, who is the principal executive officer of the Consultant. During the term of the Consulting Agreement, the Consultant will provide the services of Moty Hermon, and Mr. Hermon will devote at least 50% of his business time and effort, representing not less than 80 hours per calendar month, exclusively to perform services for the Company in accordance with the terms of the Consulting Agreement.

      In particular, the Consultant will provide advice to, undertake for and consult with the Company concerning international, financial and business development matters with a particular emphasis on international marketing, strategic planning, investor relations, corporate structure and methodology for purposes of obtaining international agreements, relationships and participation by non-U.S. based corporations, organizations and regulatory authorities. In connection with the foregoing, the Consultant will advise the Company concerning international management and operational planning, expansion of services and development of a stockholder base on an international level as well as reviewing and advising the Company regarding its overall progress, needs and condition. As consideration for its services, the Consultant received the Warrants described hereafter which have been subsequently exercised as well as reimbursement for its out-of-pocket expenses incurred in the performance of its services under the Consulting Agreement up to an aggregate of $20,000.00 during each 12-month period during the term of the Consulting Agreement.

      In connection with the Consulting Agreement, the Company issued to the Consultant Warrants to purchase 250,000 shares of Common Stock of the Company. The specific terms of the Warrants were as follows:

      (a) WARRANT PRICE. Warrants to purchase 250,000 shares of Common Stock exercisable at a price per share of $1.00.

      (b) VESTING. The Warrants vested (i) as to 83,334 Shares on October 1, 1995, (ii) as to 83,333 Shares on April 13, 1996 and (iii) as to 83,333 Shares on October 13, 1996.

      (c)   TERMS OF WARRANTS.  The Warrants would have  expired on  October 13,
            2000.

      (d) PAYMENT FOR SHARES. The purchase price for the exercise of the Warrants was payable in cash, certified check or official bank check, and the price for the shares of Common Stock was paid in full upon exercise of the Warrants.

      (e) TRANSFERABILITY. The Warrants were not transferable by the holder thereof except to the Consultant's sole shareholder, pursuant to the laws of descent and distribution or with the approval of the Company.

      (f) REDEMPTION. There were no redemption rights afforded to the Company in connection with the Warrants.

      (g) ADJUSTMENTS. The number of shares of Common Stock of the Company purchasable upon exercise of the Warrants and the exercise price of the Warrants were subject to adjustment upon the occurrence of specified events primarily involving stock dividends, stock splits, reorganizations, reclassifications, consolidations and mergers. There was no adjustment for the payment of cash dividends by the Company on its Common Stock. The Company was not required to issue fractional shares. Warrants for fractional shares amounting to less than one share were disregarded.

      (h) MISCELLANEOUS. It is intended that the resale of the shares of Common Stock issued on exercise of the Warrants would be fully registered under the Securities Act of 1933.

      Between August 6, 1996, and November 21, 1996 all of the Warrants were exercised by the Consultant.

Common Stock Purchase Option

      On August 15 1996, the Company issued a Common Stock purchase option to Mr. Stephen Sanders, a full time employee of the Company who serves as Special Assistant to the President of the Company, to purchase 120,000 shares of Common Stock at an exercise price of $2.79 per share. The Options were fully vested as of the date of grant and expire on August 15, 2001. The purchase price for the exercise of the Options is payable in cash, certified check, official bank check or promissory note of Mr. Sanders. The Options are not transferrable except pursuant to the laws of descent and distribution or with the approval of the Company. The Options have not been exercised as of the date hereof.

Federal Income Tax Effects

      A Warrant holder does not recognize taxable income on the date of the grant of the Warrant, which is a non-statutory option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the Warrant exercise price and the fair market value of the Common Stock on the date of exercise. However, if the holder is subject to the restrictions on resale of common stock under Section 16 of the Securities Exchange Act of 1934, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the Warrant exercise price and the fair market value of the Common Stock at the end of the six-month period. Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the Warrant holder is deductible by the Company in the year that income is recognized.

Restrictions Under Securities Laws

      The sale of any shares of Common Stock acquired upon the exercise of the Warrant must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater stockholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under the Federal Securities Laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption. Officers, directors and 10% and greater stockholders are also subject to the "short swing" profit rule of
Section 16(b) of the Securities Exchange Act of 1934. Section 16(b) of the Exchange Act generally provides that if an officer, director or 10% and greater stockholder sold any Common Stock of the Company acquired pursuant to the exercise of a stock option or warrant, he would generally be required to pay to the Company any "profits" resulting from the sale of the stock and receipt of the stock option. Section 16(b) exempts all option exercises from being treated as purchases and, instead, treats an option grant as a purchase of the underlying security, which grant/purchase may be matched with any sale of the underlying security within six months of the date of grant.

                            DESCRIPTION OF SECURITIES

      The Company is currently authorized to issue up to 50,000,000 shares of Common Stock, par value $.01 per share, of which 38,254,239 shares were outstanding as of November 11, 1996. The Company is also authorized to issue up to 1,000,000 shares of Preferred Stock, par value $1.00 per share, of which 2,650 shares of Series A Preferred Stock and 15,000 shares of Series B Preferred Stock were outstanding as of November 11, 1996.

Common Stock

      Subject to the dividend rights of the holders of Preferred Stock, holders of shares of Common Stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds, legally available therefor. Upon liquidation, dissolution or winding up of the Company, after payment to creditors and holders of Preferred Stock that may be outstanding, the assets of the Company will be divided pro rata on a per share basis among the holders of the Common Stock.

      Each share of Common Stock entitles the holders thereof to one vote. Holders of Common Stock do not have cumulative voting rights which means that the holders of more than 50% of the shares voting for the election of Directors can elect all of the Directors if they choose to do so, and, in such event, the holders of the remaining shares will not be able to elect any Directors. The
By-Laws of the Company require that only a majority of the issued and outstanding shares of Common Stock of the Company need be represented to constitute a quorum and to transact business at a stockholders' meeting. The Common Stock has no preemptive, subscription or conversion rights and is not redeemable by the Company.

Preferred Stock

      The Company is authorized to issue a total of 1,000,000 shares of Preferred Stock, par value $1.00 per share. The Preferred Stock may be issued by resolutions of the Company's Board of Directors from time to time without any action of the stockholders. Such resolutions may authorize issuances of such Preferred Stock in one or more series and may fix and determine dividend and liquidation preferences, voting rights, conversion privileges, redemption terms and other privileges and rights of the shares of each authorized series. While the Company includes such Preferred Stock in its capitalization in order to enhance its financial flexibility, such Preferred Stock could possibly be used by the Company as a means to preserve control by present management in the event of a potential hostile takeover of the Company. In addition, the issuance of large blocks of Preferred Stock could possibly have a dilutive effect with respect to the existing holders of Common Stock of the Company.

      The Company is authorized to issue 375,000 shares of Series A Preferred Stock. The Company currently has 2,650 shares of Series A Preferred Stock outstanding. The Series A Preferred Stock was established by the Board of Directors in January 1984. Each share of Series A Preferred Stock is immediately convertible into 4.26 shares of Common Stock. Dividends on the Series A Preferred Stock are cumulative, have priority to the Common Stock and are payable in either cash or Common Stock, at the option of the Company.

      The Series A Preferred Stock has voting rights only if dividends are in arrears for five annual dividends. Upon such occurrence, the voting would be limited to the election of two directors. Voting rights terminate upon payment of the cumulative dividends. The Series A Preferred Stock is redeemable at the option of the Company at any time after expiration of ten consecutive business days during which the bid or last sale price for the Common Stock is $6.00 per share or higher. There is no mandatory redemption or sinking fund obligation with respect to the Series A Preferred Stock.

      Owners of the Series A Preferred Stock, of which there are eight record holders, will be entitled to receive $10.00 per share (plus accrued and unpaid dividends) before any distribution or payment is made to holders of the Common Stock or other stock of the Company junior to the Series A Preferred Stock upon liquidation, dissolution or winding up of the Company. Cumulative dividends of $18,600 were declared and paid to the holders of Series A Preferred Stock on October 11, 1996. If in any such event the assets of the Company distributable among the holders of Series A Preferred Stock or any stock of the Company ranking on a par with the Series A Preferred Stock upon liquidation, dissolution or winding up are insufficient to permit such payment, the holders of the Series A Preferred Stock and of such other stock will be entitled to ratable distribution of the available assets in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Over-The-Counter Market

      The Company's Common Stock is traded on the NASDAQ (SmallCap) under the symbol "VRGN." If for any reason the Common Stock does not remain accepted for inclusion on the NASDAQ System, then in such case the Company's Common Stock would be expected to continue to be traded in the over-the-counter markets through the "pink sheets" or the NASD's OTC Bulletin Board. In the event the Common Stock were not included in the NASDAQ System, the Company's Common Stock would be covered by a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse). For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell the Company's securities and also may affect the ability of purchasers in this offering to sell their shares in the secondary market. The ability of the Company to secure a symbol on the NASDAQ System does not imply that a meaningful trading market in its Common Stock will ever develop.

Transfer Agent

      The Transfer Agent for the shares of Common Stock is Chase Mellon Shareholder Services, Overpeck Centre, 85 Challenger Road, Ridgefield Park, New Jersey 07660-2108.

                                  LEGAL MATTERS

      Certain legal matters in connection with the Shares and Option Shares being offered hereby will be passed upon for the Company by Atlas, Pearlman, Trop & Borkson, P.A., 200 East Las Olas Boulevard, Suite 1900, Fort Lauderdale, Florida 33301. Members of that firm or members of their family own an aggregate of 37,000 shares of Common Stock of the Company.

                                 INDEMNIFICATION

      Section 145 of the General Corporation Law of Delaware, under which jurisdiction the Company is incorporated, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify against expenses (including attorneys' fees) and, other than in respect of an action by or in the right of the corporation, against judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification of expenses may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the General Corporation Law of Delaware further provides that to the extent a director, officer, employee or agent of the corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

      Article VII of the By-Laws of the Company require the Company to indemnify its Directors and officers as follows:

      "The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit, action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided, however, that in the case of an action or suit by or in the right of the corporation, (a) such person shall be indemnified only to the extent of his expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement thereof and not for any judgments, fines or amounts paid in settlement and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Any indemnification hereunder (unless required by law or ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the corporation.

      The indemnification provided herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of the State of Delaware or of these By-Laws.

      The corporation's indemnity of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be reduced by any amounts such person may collect as indemnification (i) under any policy of insurance purchased and maintained on his behalf by the corporation or
(ii) from such other corporation, partnership, joint venture, trust or other enterprise.

      Nothing contained in this Article VII, or elsewhere in these By-Laws, shall operate to indemnify any director or officer of such indemnification is for any reason contrary to law, either as a matter of public policy, or under the provisions of the Federal Securities Act of 1933, the Securities Exchange Act of 1934, or any other applicable state or federal law.

      For the purposes of this Article, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporations so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity."

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a Director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference
-------     ---------------------------------------

      The documents listed in below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a Post-Effective Amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

      The following documents filed with the Commission are incorporated herein by reference:

(a)    Annual Report of the Company on Form 10-K/A1,  as  amended,  for the fiscal year ended June 30, 1996.

(b) The Company's Quarterly Report on Form 10-Q/A for the quarterly period ended September 30, 1996.

      (c) The description of the Company's Common Stock contained in a registration statement filed under the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

      (d) All reports and documents filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.

Item 4.     Description of Securities
-------     -------------------------

      The class of securities to be offered hereby is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended. A description of the Company's securities is set forth in the Company's Registration Statement filed under the Securities Act of 1934 and the Company's Annual Report incorporated as a part of this Registration Statement.

Item 5.     Interests of Named Experts and Counsel
-------     --------------------------------------

      Not Applicable.

Item 6.     Indemnification of Directors and Officers
-------     -----------------------------------------

      Section 145 of the General Corporation Law of Delaware, under which jurisdiction the Company is incorporated, empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify against expenses (including attorneys' fees) and, other than in respect of an action by or in the right of the corporation, against judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification of expenses may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the General Corporation Law of Delaware further provides that to the extent a director, officer, employee or agent of the corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

      Article VII of the By-Laws of the Company require the Company to indemnify its Directors and officers as follows:

      "The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action or suit by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit, action or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided, however, that in the case of an action or suit by or in the right of the corporation, (a) such person shall be indemnified only to the extent of his expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement thereof and not for any judgments, fines or amounts paid in settlement and (b) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Any indemnification hereunder (unless required by law or ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in this Article. Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders of the corporation.

      The indemnification provided herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

      The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of the General Corporation Law of the State of Delaware or of these By-Laws.

      The corporation's indemnity of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be reduced by any amounts such person may collect as indemnification (i) under any policy of insurance purchased and maintained on his behalf by the corporation or
(ii) from such other corporation, partnership, joint venture, trust or other enterprise.

      Nothing contained in this Article VII, or elsewhere in these By-Laws, shall operate to indemnify any director or officer of such indemnification is for any reason contrary to law, either as a matter of public policy, or under the provisions of the Federal Securities Act of 1933, the Securities Exchange Act of 1934, or any other applicable state or federal law.

      For the purposes of this Article, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporations so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity."

      Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a Director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.     Exemption from Registration Claimed
-------     -----------------------------------

      Inasmuch as the Consultant who received the Warrant of the Company and the employee who received the Option were knowledgeable, sophisticated and had access to comprehensive information relevant to the Company, such transactions were undertaken in reliance on the exemption from registration provided by
Section 4(2) of the Act. As a condition precedent to such grants, the Consultant and Mr. Sanders were required to express an investment intent as to the Shares and Option Shares a to be received from the Company except upon sale of the underlying shares of Common Stock pursuant to a registration statement.

Item 8.     Exhibits
-------     --------

Exhibit                 Description
-------                 -----------

(4) (a)     Consulting Agreement with Girmon Investment Co., Limited

(4) (b)     Common Stock purchase option granted to Stephen Sanders

(5) Opinion of Atlas, Pearlman, Trop & Borkson, P.A. relating to the issuance of shares pursuant to the above Consulting Agreement and Common Stock purchase option

(23.1) Consent of Atlas, Pearlman, Trop & Borkson, P.A. included in the opinion filed as exhibit (5) hereto

(23.2)      Consent of independent certified public accountants

Item 9.     Undertakings
-------     ------------

      (a)   The undersigned Company hereby undertakes:

             (i) to file, during any period in which it offers or sells securities, a Post-Effective Amendment to this Registration Statement to include any additional or changed material information on the plan of distribution;

            (ii) that, for determining any liability under the Securities Act, treat each such Post-Effective Amendment as a new Registration Statement of the securities offered at that time shall be deemed to be the initial bona fide offering thereof;

          (iii) to file a Post-Effective Amendment to remove from registration any of the securities that remain unsold at the end of the offering; and

            (iv) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hialeah and the State of Florida, on the 12th day of December, 1996

                                    VIRAGEN, INC.


                                    By: /s/Gerald Smith
                                        ------------------------------------
                                          Gerald Smith
                                          Chairman of the Board
                                          Principal Executive Officer
                                          and President


      Pursuant to the requirements of the Securities Act of 1993, this Amendment to its Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                       Title                       Date

                                Chairman of the
/s/Gerald Smith                 Board of Directors,
------------------------        Principal Executive
Gerald Smith                    Officer and President       December 12,  1996



/s/Robert H. Zeiger             Chief Executive Office
------------------------        Chief Operating Office
Robert H. Zeiger                and Director                December 12,  1996


                                Executive Vice
                                President, Treasurer,
/s/Dennis W. Healey             Principal Financial
------------------------        Officer and Accounting
Dennis W. Healey                Officer and Director        December 12,  1996


/s/Charles F. Fistel
------------------------        Executive Vice-President
Charles F. Fistel               and Director                December 12,  1996

/s/Sidney Dworkin
------------------------
Sidney Dworkin                  Director                    December 12,  1996



/s/Peter D. Fischbein
------------------------
Peter D. Fischbein              Director                    December 12,  1996



/s/Jay M. Haft
------------------------
Jay M. Haft                     Director                    December 12,  1996




------------------------
Fred D. Hirt                    Director                    December __,  1996



/s/William B. Saeger
------------------------
William B. Saeger               Director                    December 12,  1996